UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 18, 1998
                                                     ----------------


                       Creative Medical Development, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       33-75276              68-0281098
      --------                       --------              ----------
(State or jurisdiction             (Commission            (IRS Employer
   of incorporation)               File Number)         Identification No.)


  975 SE Sandy Blvd., Portland, Oregon                        97214
 ---------------------------------------                     --------
 (Address of principal executive offices)                   (Zip Code)

               Registrant's telephone number, including area code
               --------------------------------------------------
                                 (503) 230-8034


-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On August 18, 1998, the Company issued a press release as follows:

CREATIVE MEDICAL DEVELOPMENT, INC. (OTC BULLETIN BOARD: CMDI, CMDIW) ("CMD"), announced today it will report a net loss of $2,882,185 ($.52 per basic common share) on sales of $16,448,876 for its fiscal year ended April 30, 1998 compared to a net loss of $1,295,065 ($.41 per basic common share) on sales of $12,902,491 for the prior year.

One-time restructuring charges and inventory writeoffs contributed $2,497,673 ($.45 per share) to the loss. Inefficiencies related to the Company's over capacity for recycled rubber production and the resulting low gross margins and warranty expense were also significant factors in the losses for both 1997 and 1998 fiscal years.

According to William E. Cook, interim CEO, the Company and its senior secured lender FINOVA entered into an agreement for restructuring the Company's obligations, which is effective as of June 1, 1998. The Forbearance Agreement, which continues through June 30, 1999, resolves several significant Company defaults under the terms of its loan agreements, permits continued borrowing under the existing credit line, allows additional borrowing and defers installment payments on term debt. The agreement is conditioned upon the Company raising additional equity or subordinated debt, achieving forecast operating results and executing subordination and standstill agreements with certain unsecured creditors.

Mr. Cook said: "In conjunction with the plan for restructured operations the Company focus has been shifted to improving asset utilization and reducing debt. The Company has initiated efforts to sell facilities that are no longer required for operations, to sell fixed assets previously employed in the production of recycled rubber products, and to sell and leaseback necessary operating facilities currently owned by the Company. Proceeds from any sales are planned to be used to retire a substantial portion of the Company's long term debt."

The merger agreement between the Company and OMNI International Rail Products, Inc. ("OMNI") effective April 30, 1997, whereby the Company's wholly owned subsidiary, OMNI Products, Inc. was created, provided for the escrow of 10% of the shares issuable to the former shareholders of OMNI pending certain adjustments under the terms of the merger agreement. The adjustment process has recently been completed. The net result is that all 344,619 shares of common stock and 35,207 shares of Series B preferred stock held in escrow have been canceled. In addition, the substitute options issuable to the holders of OMNI stock options are adjusted downward by 10% reducing the stock options by 183,960 shares of common stock and 18,794 shares of Series B preferred stock.

The Company has entered into an agreement with former CEO, Michael L. DeBonny, for his resignation as an officer and director of the Company effective April 30, 1998 and full settlement of any claims against the Company in connection with his employment as an officer of the Company. The agreement continues in effect certain provisions of the employment agreement related to noncompetition, restricted use of proprietary information and confidentiality.

Also, pursuant to the terms of the severance agreement with Mr. DeBonny, he has relinquished additional options for 556,330 common shares and 56,835 Series B preferred shares.

As a result of the adjustments under the merger agreement and the reduction of Mr. DeBonny's options, the ratio of the Company's outstanding stock held by the former OMNI shareholders, assuming exercise of all the substitute options and exercise of all options and warrants of the Company outstanding at the time of the merger which were exercisable at $1.00 or less, was reduced from approximately 67% to approximately 61%. At fiscal year end April 30, 1998, prior to the adjustments, there were 5,524,618 shares of common stock and 622,066 shares of Series B preferred stock outstanding.

OMNI Products, Inc., the Company's wholly owned subsidiary, is a leading supplier of a full line of premium virgin rubber and concrete Rail-highway grade crossing surfaces. OMNI supplies Rail-highway crossing surfaces to all major North American railroads, numerous short line and regional railroads, independent railway contractors, transit systems, ports, intermodal yards, manufacturing facilities with rail access, and municipalities.

Except for the historical information contained herein, the matters set forth in this release include forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties are detailed and are discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this release speak only as of the date hereof.


CREATIVE MEDICAL DEVELOPMENT, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEET

================================================================================

                                     Assets
                                     ------
                                                     Unaudited         Audited
                                                     April 30,         April 30,
                                                       1998              1997
Current Assets:
   Cash                                            $    393,877    $    139,635
   Investment securities                                      0         755,123
   Accounts receivable, net                           1,853,280       1,818,109
   Inventories                                        1,423,800       2,494,743
   Other current assets                                  52,158          20,680
                                                   ============    ============

                Total current assets                  3,723,115       5,228,290


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



       Real estate held for sale                      1,618,275       1,500,000
       Property plant and equipment, net              2,272,214       4,286,656
       Organization costs, net                                0         237,955
                                                   ============    ============

                                                   $  7,613,604    $ 11,252,901
                                                   ============    ============

                      Liabilities and Stockholder' Equity
                      -----------------------------------

    Current liabilities:
       Accounts payable                               1,884,679       1,364,079
       Accrued liabilities                            1,459,092       1,082,054
       Notes payable                                  3,305,283       4,376,723
       Current portion of long-term debt              2,136,376          99,550
                                                   ============    ============

                    Total current liabilities         8,785,430       6,922,406
                                                   ============    ============

    Long-term debt, less current portion                522,342       3,111,226
    Non-current accrued liabilities

    Stockholders' equity
       Common stock                                      55,246          55,543
       Convertible preferred stock                        6,221           6,221
       Additional paid-in capital                     2,413,651       2,444,606
       Accumulated deficit                           (4,169,286)     (1,287,101)
                                                   ============    ============

                    Total stockholder's equity       (1,694,168)      1,219,269
                                                   ============    ============

                                                   $  7,613,604    $ 11,252,901
                                                   ============    ============




CREATIVE MEDICAL DEVELOPMENT, INC. & SUBSIDIARY
Consolidated Statement of Operations
Years ended April 30, 1998 and 1997

=============================================================================================================

                                                   Unaudited        Audited     4th Quarter operating results
                                                     1998             1997           1998             1997
                                                     ----             ----           ----             ----

Net Sales                                        $ 16,448,876    $ 12,902,491       4,090,402       2,473,449
Cost of Sales                                      13,446,678      10,557,688       3,938,420       2,625,266
                                                 ============    ============    ============    ============

                 Gross profit                       3,002,198       2,344,803         151,982        (151,817)
                                                 ============    ============    ============    ============

General and administrative expenses                 1,586,956       1,137,978         558,421         291,317
Selling expenses                                    1,665,506       1,323,070         447,389         412,011
Research, development and engineering                 127,624          61,646          31,120         (77,960)
Restructuring charges                               1,684,833               0       1,684,833               0
                                                 ============    ============    ============    ============

                                                    5,064,919       2,522,694       2,721,763         625,368
                                                 ============    ============    ============    ============

                 Loss from operations              (2,062,721)       (177,891)     (2,569,781)       (777,185)
                                                 ============    ============    ============    ============

Other income (expense)
    Interest expense                                 (633,316)       (687,095)       (119,722)       (164,280)
    Legal settlement                                        0        (334,500)              0        (334,500)
    Miscellaneous income (expense)                     24,018          (6,781)         91,146          77,051
    Amortization                                     (237,955)       (119,249)       (148,722)        (29,812)
    Gain (loss) on asset disposal                      29,683         (25,156)         29,683         (25,156)
                                                 ============    ============    ============    ============

                 Total other expense                 (817,570)     (1,172,781)       (147,615)       (476,697)
                                                 ============    ============    ============    ============

                 Loss before income taxes          (2,880,291)     (1,350,672)     (2,717,396)     (1,253,882)

(Benefit) provision for income taxes                    1,894         (55,607)              0         (47,103)
                                                 ============    ============    ============    ============

    Net loss                                     $ (2,882,185)   $ (1,295,065)   $ (2,717,396)   $ (1,206,779)
                                                 ============    ============    ============    ============

    Basic loss per share                         $      (0.52)   $      (0.41)   $      (0.49)   $      (0.38)
                                                 ============    ============    ============    ============

    Weighted average common shares outstanding      5,532,581       3,126,294       5,529,226       3,204,669
                                                 ============    ============    ============    ============


                                        5

The  Company's  Common  Stock and  Warrants  are traded  over the counter on the
Electronic   Bulletin   Board  of  NASD  under  the  symbols   CMDI  and  CMDIW,
respectively.


Item 7.  Financial Statements and Exhibits.

     Exhibit 10.12      DeBonny Separation Agreement and Mutual Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 1998                       Creative Medical Development, Inc.


                                            By: /s/ William E. Cook
                                               ---------------------------------
                                               William E. Cook, CEO (Interim)


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